Exhibit 99.1
FLEETCOR Reports Second Quarter 2019 Financial Results

PEACHTREE CORNERS, Ga., August 6, 2019 — FLEETCOR Technologies, Inc. (NYSE: FLT), a leading global business payments Company, today reported financial results for its second quarter of 2019.

“Our second quarter revenues and profits once again finished above our expectations, with adjusted net income per diluted share of $2.85, which was $0.06 above the midpoint of our guidance for the quarter. Organic revenue growth reached 13% overall, driven primarily by double digit growth rates in corporate payments, tolls and lodging, and the fuel category had another strong quarter finishing up 9%,” said Ron Clarke, chairman and chief executive officer, FLEETCOR Technologies, Inc. “Subsequent to the second quarter, we completed a tuck-in acquisition in our payroll card business that we believe will enhance our position in that category.”

Financial Results for Second Quarter of 2019:

GAAP Results

•	Total revenues increased 11% to $647.1 million in the second quarter of 2019, compared to $585.0 million in the second quarter of 2018.

•
Net income increased 48% to $261.7 million in the second quarter of 2019, compared to $176.9 million in the second quarter of 2018. The second quarter of 2019 included an income tax benefit of $65 million due to the sale of the Company’s remaining investment in Masternaut, which allowed the Company to offset the capital loss recognized on that disposition, against the previously recorded capital gain recognized on the sale of Nextraq in the third quarter of 2017.

•
Net income per diluted share increased 52% to $2.90 in the second quarter of 2019, compared to $1.91 per diluted share in the second quarter of 2018. The second quarter included $0.72 per share benefit of income tax related to the sale of the Company’s investment in Masternaut as noted above.

Non-GAAP Results1

•	Adjusted net income[1] increased 8% to $256.7 million in the second quarter of 2019, compared to $237.8 million in the second quarter of 2018.

•	Adjusted net income per diluted share[1] increased 11% to $2.85 in the second quarter of 2019, compared to $2.57 per diluted share in the second quarter of 2018.

Fiscal-Year 2019 Outlook:

“The second quarter of 2019 was another strong quarter for the Company, driven by solid performances in all of our business lines. The macro-economic environment came in as expected during the quarter, with the benefit from better than expected fuel spreads and higher fuel prices offsetting the impact of unfavorable exchange rates,” said Eric Dey, chief financial officer, FLEETCOR Technologies, Inc. “We are raising our full year revenue guidance by $20 million at the mid-point to reflect our over performance in the second quarter and the acquisition of Sole Financial early in the third quarter. We are also raising our adjusted net income per diluted share guidance by $0.06 to reflect our second quarter results compared to our expectations.”

“For the reminder of the year, we expect the macro impact will be slightly worse than our prior guidance due primarily to lower fuel prices and worse foreign exchange rates. We also expect our share count to be slightly higher than the prior guidance primarily due to the increase in our share price. Offsetting these items will be lower interest expense and the impact of acquisitions, which will be slightly accretive over the balance of the year. We expect these assumptions in total to net to approximately zero in terms of rest of year impact to the business,” concluded Dey.

For fiscal year 2019, FLEETCOR Technologies, Inc.'s updated financial guidance is as follows:

•	Total revenues to be between $2,625 million and $2,675 million;

•	GAAP net income to be between $865 million and $895 million;

•	GAAP net income per diluted share to be between $9.60 and $9.90;

•	Adjusted net income to be between $1,040 million and $1,070 million; and

•	Adjusted net income per diluted share to be between $11.53 and $11.83.

FLEETCOR’s guidance assumptions for 2019 are as follows:

•	Weighted fuel prices equal to $2.75 per gallon average in the U.S. for the balance of the year;

•	Market spreads slightly below the 2018 second half of the year;

•	Foreign exchange rates equal to the seven-day average as of July 28, 2019;

•	Interest expense of $150 million to $160 million;

•	Approximately 90.3 million fully diluted shares outstanding;

•	An adjusted tax rate of 23% to 24%; and

•	No impact related to acquisitions or material new partnership agreements not already disclosed.

Third Quarter of 2019 Outlook:

For the third quarter, the Company is expecting adjusted net income per diluted share to be in the range of $3.00 to $3.10.
______________________________
1Reconciliations of GAAP results to non-GAAP results are provided in Exhibit 1 attached. Additional supplemental data is provided in Exhibits 2-3 and 5, and segment information is provided in Exhibit 4. A reconciliation of GAAP guidance to non-GAAP guidance is provided in Exhibit 6.
The Company will host a conference call to discuss second quarter 2019 financial results today at 5:00 pm ET. Hosting the call will be Ron Clarke, chief executive officer, Eric Dey, chief financial officer and Jim Eglseder, investor relations. The conference call can be accessed live over the phone by dialing (877) 407-0784, or for international callers (201) 689-8560. A replay will be available one hour after the call and can be accessed by dialing (844) 512-2921 or (412) 317-6671 for international callers; the conference ID is 13692618. The replay will be available until Tuesday, August 13, 2019. The call will be webcast live from the Company's investor relations website at http://investor.fleetcor.com. Prior to the conference call, the Company will post supplemental financial information that will be discussed during the call and live webcast.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. Statements that are not historical facts, including statements about FLEETCOR's beliefs, expectations, assumptions and future performance, are forward-looking statements. Forward-looking statements can be identified by the use of words such as "anticipate," "intend," "believe," "estimate," "plan," "seek," "project," "expect," "may," "will," "would," "could" or "should," the negative of these terms or other comparable terminology. Examples of forward-looking statements in this press release include statements relating to macroeconomic conditions, including fuel prices, fuel price spreads and foreign exchange rates, impact of the Tax Act, our expectations regarding future growth, including future revenue and earnings increases; our growth plans and opportunities, including future acquisitions, estimated returns on future acquisitions and future product expansion, and estimated impact of these conditions on our operations and financial results, revenue and earnings guidance and assumptions underlying financial guidance. These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those contained in any forward-looking statement, such as fuel price and spread volatility; the impact of foreign exchange rates on operations, revenue and income; the effects of general economic and political conditions on fueling patterns and the commercial activity of fleets; changes in credit risk of customers and associated losses; the actions of regulators relating to payment cards or resulting from investigations; failure to maintain or renew key business relationships; failure to maintain competitive product offerings; failure to maintain or renew sources of financing; failure to complete, or delays in completing, anticipated new partnership and customer agreements or acquisitions and to successfully integrate or otherwise achieve anticipated benefits from such partnerships and customer arrangements or acquired businesses; failure to successfully expand business internationally, other risks related to our international operations, including the potential impact to our business as a result of the United Kingdom’s referendum to leave the European Union, risks related to litigation, the impact of new tax regulations and the resolution of tax contingencies resulting in additional tax liabilities; as well as the other risks and uncertainties identified under the caption "Risk Factors" in FLEETCOR's Annual Report on Form 10-K for the year ended December 31,

2018. These forward-looking statements are not a guarantee of performance, and undue reliance should not be placed on such statements. The forward-looking statements included in this press release are made only as of the date hereof, and FLEETCOR does not undertake, and specifically disclaims, any obligation to update any such statements as a result of new information, future events or developments except as specifically stated in this press release or to the extent required by law.

About Non-GAAP Financial Measures

Adjusted net income is calculated as net income, adjusted to eliminate (a) non-cash stock based compensation expense related to share based compensation awards, (b) amortization of deferred financing costs, discounts and intangible assets, amortization of the premium recognized on the purchase of receivables, and our proportionate share of amortization of intangible assets at our equity method investment, (c) other non-recurring items, including the impact of the Tax Act, impairment charges, asset write-offs, restructuring costs, gains and related taxes due to disposition of assets and a business, loss on extinguishment of debt, legal settlements, and the unauthorized access impact. We calculate adjusted net income to eliminate the effect of items that we do not consider indicative of our core operating performance. Adjusted net income is a supplemental measure of operating performance that does not represent and should not be considered as an alternative to net income or cash flow from operations, as determined by U.S. generally accepted accounting principles, or U.S. GAAP, and our calculation thereof may not be comparable to that reported by other companies. We believe it is useful to exclude non-cash stock based compensation expense from adjusted net income because non-cash equity grants made at a certain price and point in time do not necessarily reflect how our business is performing at any particular time and stock based compensation expense is not a key measure of our core operating performance. We also believe that amortization expense can vary substantially from company to company and from period to period depending upon their financing and accounting methods, the fair value and average expected life of their acquired intangible assets, their capital structures and the method by which their assets were acquired; therefore, we have excluded amortization expense from our adjusted net income. We also believe one-time non-recurring gains, losses, and impairment charges do not necessarily reflect how our investments and business are performing. Reconciliations of GAAP results to non-GAAP results are provided in the attached exhibit 1. A reconciliation of GAAP to non-GAAP product revenue organic growth calculation is provided in the attached exhibit 5. A reconciliation of GAAP to non-GAAP guidance is provided in the attached exhibit 6.

Management uses adjusted net income:

•	as measurement of operating performance because it assists us in comparing our operating performance on a consistent basis;

•	for planning purposes, including the preparation of our internal annual operating budget;

•	to allocate resources to enhance the financial performance of our business; and

•	to evaluate the performance and effectiveness of our operational strategies.

We believe adjusted net income and adjusted net income per diluted share are key measures used by the Company and investors as supplemental measures to evaluate the overall operating performance of companies in our industry. By providing these non-GAAP financial measures, together with reconciliations, we believe we are enhancing investors' understanding of our business and our results of operations, as well as assisting investors in evaluating how well we are executing strategic initiatives.

About FLEETCOR

FLEETCOR Technologies (NYSE: FLT) is a leading global business payments company that simplifies the way businesses manage and pay their expenses. The FLEETCOR portfolio of brands help companies automate, secure, digitize and control payments to, or on behalf of, their employees and suppliers. FLEETCOR serves businesses, partners and merchants in North America, Latin America, Europe, and Asia Pacific. For more information, please visit www.FLEETCOR.com.

Contact
Investor Relations
Jim Eglseder, 770-417-4697
Jim.Eglseder@fleetcor.com

FLEETCOR Technologies, Inc. and Subsidiaries
Unaudited Consolidated Statements of Income
(In thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018¹	2019	2018¹
Revenues, net	$647,094	$584,985	$1,268,919	$1,170,484
Expenses:
Processing	120,458	111,201	249,572	227,686
Selling	51,856	44,009	101,117	91,120
General and administrative	106,784	96,431	199,568	186,800
Depreciation and amortization	70,908	68,610	138,353	140,112
Other operating, net	(229)	(49)	(1,184)	(104)
Operating income	297,317	264,783	581,493	524,870
Investment loss	—	—	15,660	—
Other expense, net	528	458	748	161
Interest expense, net	39,529	33,150	78,584	64,215
Total other expense	40,057	33,608	94,992	64,376
Income before income taxes	257,260	231,175	486,501	460,494
(Benefit from) provision for income taxes	(4,391)	54,323	52,743	108,705
Net income	$261,651	$176,852	$433,758	$351,789
Basic earnings per share	$3.03	$1.98	$5.03	$3.93
Diluted earnings per share	$2.90	$1.91	$4.84	$3.78
Weighted average shares outstanding:
Basic shares	86,360	89,169	86,159	89,466
Diluted shares	90,131	92,702	89,694	92,970
1Reflects reclassifications from previously disclosed amounts to conform to current presentation.

FLEETCOR Technologies, Inc. and Subsidiaries
Consolidated Balance Sheets
(In thousands, except share and par value amounts)

	June 30, 2019[1]	December 31, 2018
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$1,170,339	$1,031,145
Restricted cash	318,287	333,748
Accounts and other receivables (less allowance for doubtful accounts of $68,334 at June 30, 2019 and $59,963 at December 31, 2018, respectively)	1,727,183	1,425,815
Securitized accounts receivable — restricted for securitization investors	974,000	886,000
Prepaid expenses and other current assets	196,549	199,278
Total current assets	4,386,358	3,875,986
Property and equipment, net	190,215	186,201
Goodwill	4,720,471	4,542,074
Other intangibles, net	2,417,188	2,407,910
Investments	26,635	42,674
Other assets	234,725	147,632
Total assets	$11,975,592	$11,202,477
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,523,862	$1,117,649
Accrued expenses	269,913	261,594
Customer deposits	870,217	926,685
Securitization facility	974,000	886,000
Current portion of notes payable and lines of credit	958,394	1,184,616
Other current liabilities	152,824	118,669
Total current liabilities	4,749,210	4,495,213
Notes payable and other obligations, less current portion	2,676,374	2,748,431
Deferred income taxes	452,113	491,946
Other noncurrent liabilities	254,523	126,707
Total noncurrent liabilities	3,383,010	3,367,084
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value; 475,000,000 shares authorized; 123,754,485 shares issued and 86,535,000 shares outstanding at June 30, 2019; and 123,035,859 shares issued and 85,845,344 shares outstanding at December 31, 2018	123	123
Additional paid-in capital	2,427,640	2,306,843
Retained earnings	4,251,414	3,817,656
Accumulated other comprehensive loss	(928,197)	(913,858)
Less treasury stock, 37,219,485 shares at June 30, 2019 and 37,190,515 shares at December 31, 2018	(1,907,608)	(1,870,584)
Total stockholders’ equity	3,843,372	3,340,180
Total liabilities and stockholders’ equity	$11,975,592	$11,202,477

[1] Reflects the impact of the Company's adoption of ASU 2016-02 "Leases", on January 1, 2019 using the modified retrospective transition method. The adoption of the Leases guidance resulted in an adjustment to other assets, other current liabilities and other noncurrent liabilities in our consolidated balance sheet for the cumulative effect of applying the standard. Financial results reported in periods prior to 2019 are unchanged.

FLEETCOR Technologies, Inc. and Subsidiaries
Unaudited Consolidated Statements of Cash Flows
(In thousands)

	Six Months Ended June 30,
	2019¹	2018
Operating activities
Net income	$433,758	$351,789
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	30,640	25,033
Stock-based compensation	30,847	33,505
Provision for losses on accounts receivable	40,142	26,495
Amortization of deferred financing costs and discounts	2,428	2,678
Amortization of intangible assets and premium on receivables	107,713	115,079
Deferred income taxes	(64,883)	(6,473)
Investment loss	15,660	—
Other non-cash operating income	(1,579)	(104)
Changes in operating assets and liabilities (net of acquisitions/dispositions):
Accounts and other receivables	(418,806)	(519,527)
Prepaid expenses and other current assets	8,154	(20,440)
Other assets	(17,286)	(15,418)
Accounts payable, accrued expenses and customer deposits	383,233	282,472
Net cash provided by operating activities	550,021	275,089
Investing activities
Acquisitions, net of cash acquired	(250,926)	(3,811)
Purchases of property and equipment	(31,975)	(34,614)
Other	—	(11,192)
Net cash used in investing activities	(282,901)	(49,617)
Financing activities
Proceeds from issuance of common stock	56,950	29,498
Repurchase of common stock	(4,024)	(380,651)
Borrowings on securitization facility, net	88,000	128,000
Deferred financing costs paid and debt discount	(352)	—
Principal payments on notes payable	(64,875)	(69,000)
Borrowings from revolver	765,709	774,019
Payments on revolver	(1,027,468)	(600,109)
Borrowings on swing line of credit, net	34,639	13,632
Other	(125)	(149)
Net cash used in financing activities	(151,546)	(104,760)
Effect of foreign currency exchange rates on cash	8,159	(66,144)
Net increase in cash and cash equivalents and restricted cash	123,733	54,568
Cash and cash equivalents and restricted cash, beginning of period	1,364,893	1,130,870
Cash and cash equivalents and restricted cash, end of period	$1,488,626	$1,185,438
Supplemental cash flow information
Cash paid for interest	$90,559	$73,303
Cash paid for income taxes	$100,396	$112,982

[1]Reflects the impact of the Company's adoption of ASU 2016-02 "Leases", on January 1, 2019 using the modified retrospective transition method. The adoption of the Leases guidance resulted in an adjustment to other assets, other current liabilities and other noncurrent liabilities in our consolidated balance sheet for the cumulative effect of applying the standard. Financial results reported in periods prior to 2019 are unchanged.

Exhibit 1
RECONCILIATION OF NON-GAAP MEASURES
(In thousands, except shares and per share amounts)
(Unaudited)

The following table reconciles net income to adjusted net income and adjusted net income per diluted share:*

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Net income	$261,651	$176,852	$433,758	$351,789

Stock based compensation	18,306	19,102	30,847	33,505
Amortization of intangible assets
Amortization of premium on receivables
Amortization of deferred financing costs and discounts
Amortization of intangibles at equity method investment
Amortization of intangible assets, premium on receivables, deferred financing costs and discounts	56,623	57,313	110,141	117,757
Impairment of investment	—	—	15,660	—
Legal settlements	3,474	—	3,474	—
Restructuring costs	—	1,506	—	3,435
Unauthorized access impact	—	1,743	—	1,743
Total pre-tax adjustments	78,403	79,664	160,122	156,441
Income tax impact of pre-tax adjustments at the effective tax rate[1]	(18,435)	(18,720)	(33,846)	(36,927)
Impact of investment sale on tax [2]	(64,880)	—	(64,880)	—
Adjusted net income	$256,739	$237,796	$495,154	$471,302
Adjusted net income per diluted share	$2.85	$2.57	$5.52	$5.07
Diluted shares	90,131	92,702	89,694	92,970

[1] Excludes the results of the Company's investments on our effective tax rate, as results from our investments are reported within the consolidated statements of income on a post-tax basis and no tax-over-book outside basis differences related to our investments reversed during the periods.

[2] Represents the impact to taxes from the disposition of our investment in Masternaut.
*Columns may not calculate due to rounding.

Exhibit 2
Key Performance Indicators, by Product Category and Revenue Per Performance Metric on a GAAP Basis and Pro Forma and Macro Adjusted
(In millions except revenues, net per transaction)
(Unaudited)

The following table presents revenue and revenue per key performance metric by product category.*
	As Reported				Pro Forma and Macro Adjusted[3]
	Three Months Ended June 30,				Three Months Ended June 30,
	2019	2018	Change	% Change	2019	2018	Change	% Change
FUEL
'- Revenues, net[1]	$295.1	$278.1	$17.0	6%	$290.9	$267.8	$23.1	9%
'- Transactions[1]	125.3	129.4	(4.1)	(3)%	124.5	124.9	(0.3)	—%
'- Revenues, net per transaction	$2.36	$2.15	$0.21	10%	$2.34	$2.14	$0.19	9%
CORPORATE PAYMENTS
'- Revenues, net	$127.1	$99.6	$27.5	28%	$128.5	$102.3	$26.2	26%
'- Transactions	14.5	11.8	2.7	23%	$14.5	$12.0	2.5	21%
'- Revenues, net per transaction	$8.78	$8.44	$0.35	4%	$8.88	$8.55	$0.33	4%
'- Spend volume[4]	$19,780	$13,778	$6,002	44%	$20,167	$13,778	$6,389	46%
'- Revenues, net per spend $	0.64%	0.72%	(0.08)%	(11)%	0.64%	0.74%	(0.10)%	(14)%
TOLLS
'- Revenues, net[1]	$86.2	$80.1	$6.1	8%	$94.0	$80.1	$13.9	17%
'- Tags (average monthly)[5]	5.0	4.7	0.3	7%	5.0	4.7	0.3	7%
'- Revenues, net per tag	$17.08	$17.05	$0.03	—%	$18.63	$17.05	$1.57	9%
LODGING
'- Revenues, net	$50.2	$44.6	$5.6	13%	$50.2	$44.6	$5.6	13%
'- Room nights	4.3	4.7	(0.5)	(10)%	4.3	4.7	(0.5)	(10)%
'- Revenues, net per room night	$11.75	$9.40	$2.35	25%	$11.75	$9.40	$2.35	25%
GIFT
'- Revenues, net	$35.7	$33.3	$2.4	7%	$35.7	$34.8	$0.9	2%
'- Transactions	284.1	324.5	(40.3)	(12)%	284.1	324.7	(40.6)	(13)%
'- Revenues, net per transaction	$0.13	$0.10	$0.02	22%	$0.13	$0.11	$0.02	17%
OTHER[2]
'- Revenues, net[1]	$52.7	$49.2	$3.6	7%	$54.4	$50.2	$4.2	8%
'- Transactions[1]	12.3	12.1	0.1	1%	12.3	12.1	0.1	1%
'- Revenues, net per transaction	$4.30	$4.06	$0.24	6%	$4.44	$4.15	$0.29	7%
FLEETCOR CONSOLIDATED REVENUES
'- Revenues, net	$647.1	$585.0	$62.1	11%	$653.8	$579.8	$73.9	13%

[1]  Reflects certain reclassifications of revenue in 2018 between product categories as the Company realigned its Brazil business into product lines, resulting in refinement of revenue classified as fuel versus tolls and the eCash/OnRoad product being fuel versus other.

[2] Other includes telematics, maintenance, food, and transportation related businesses.
[3] See Exhibit 5 for a reconciliation of Pro forma and Macro Adjusted revenue by product and metrics, non gaap measures, to the gaap equivalent.
[4] Corporate payments spend in the third and fourth quarters of 2018 was $13,816.8 million and $14,750.6 million, respectively.
[5] Toll tags in the third and fourth quarters of 2018 were 4.7 million and 4.8 million, respectively.
*Columns may not calculate due to rounding.

 Exhibit 3
Revenues by Geography and Product
(In millions)
(Unaudited)

Revenue by Geography*	Three Months Ended June 30,				Six Months Ended June 30,
	2019	%	2018	%	2019	%	2018	%
US	$389	60%	$348	59%	$760	60%	$691	59%
Brazil	103	16%	96	16%	209	16%	203	17%
UK	70	11%	65	11%	137	11%	130	11%
Other	85	13%	76	13%	163	13%	146	12%
Consolidated Revenues, net	$647	100%	$585	100%	$1,269	100%	$1,170	100%
*Columns may not calculate due to rounding.

Revenue by Product Category*	Three Months Ended June 30,				Six Months Ended June 30,
	2019	%	2018[1]	%	2019	%	2018[1]	%
Fuel	$295	45%	$278	48%	$578	46%	$544	46%
Corporate Payments	127	20%	100	17%	237	19%	194	17%
Tolls	86	13%	80	14%	175	14%	170	14%
Lodging	50	8%	45	8%	92	7%	84	7%
Gift	36	6%	33	6%	84	7%	82	7%
Other	53	8%	49	8%	102	8%	97	8%
Consolidated Revenues, net	$647	100%	$585	100%	$1,269	100%	$1,170	100%
*Columns may not calculate due to rounding.

[1]  Reflects certain reclassifications of revenue in 2018 between product categories as the Company realigned its Brazil business into product lines, resulting in refinement of revenue classified as fuel versus tolls and the eCash/OnRoad product being fuel versus other.

Exhibit 4
Segment Results
(In thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Revenues, net:
North America	$417,941	$370,949	$814,840	$735,218
International	229,153	214,036	454,079	435,266
	$647,094	$584,985	$1,268,919	$1,170,484
Operating income:
North America	$184,198	$161,376	$356,609	$317,326
International	113,119	103,407	224,884	207,544
	$297,317	$264,783	$581,493	$524,870
Depreciation and amortization:
North America	$41,875	$38,317	$80,167	$76,992
International	29,033	30,293	58,186	63,120
	$70,908	$68,610	$138,353	$140,112
Capital expenditures:
North America	$11,306	$11,685	$19,683	$20,096
International	6,164	7,715	12,292	14,518
	$17,470	$19,400	$31,975	$34,614

Exhibit 5
Reconciliation of Non-GAAP Revenue and Key Performance Metric by Product to GAAP
(In millions)
(Unaudited)

	Revenue		Key Performance Metric
	Three Months Ended June 30,		Three Months Ended June 30,
	2019*	2018*	2019*	2018*
FUEL - TRANSACTIONS
Pro forma and macro adjusted	$290.9	$267.8	124.5	124.9
Impact of acquisitions/dispositions/Uber	3.8	10.3	0.7	4.5
Impact of fuel prices/spread	6.5	—	—	—
Impact of foreign exchange rates	(6.1)	—	—	—
As reported	$295.1	$278.1	125.3	129.4
CORPORATE PAYMENTS - TRANSACTIONS
Pro forma and macro adjusted	$128.5	$102.3	14.5	12.0
Impact of acquisitions/dispositions	—	(2.6)	—	(0.1)
Impact of fuel prices/spread	—	—	—	—
Impact of foreign exchange rates	(1.4)	—	—	—
As reported	$127.1	$99.6	14.5	11.8
CORPORATE PAYMENTS - SPEND
Pro forma and macro adjusted	Intentionally Left Blank		20,166.7	13,778.1
Impact of acquisitions/dispositions			—	—
Impact of fuel prices/spread			—	—
Impact of foreign exchange rates			(386.7)	—
As reported			19,780.1	13,778.1
TOLLS - TAGS
Pro forma and macro adjusted	$94.0	$80.1	5.0	4.7
Impact of acquisitions/dispositions	—	—	—	—
Impact of fuel prices/spread	—	—	—	—
Impact of foreign exchange rates	(7.8)	—	—	—
As reported	$86.2	$80.1	5.0	4.7
LODGING - ROOM NIGHTS
Pro forma and macro adjusted	$50.2	$44.6	4.3	4.7
Impact of acquisitions/dispositions	—	—	—	—
Impact of fuel prices/spread	—	—	—	—
Impact of foreign exchange rates	—	—	—	—
As reported	$50.2	$44.6	4.3	4.7
GIFT - TRANSACTIONS
Pro forma and macro adjusted	$35.7	$34.8	284.1	324.7
Impact of acquisitions/dispositions	—	(1.5)	—	(0.3)
Impact of fuel prices/spread	—	—	—	—
Impact of foreign exchange rates	—	—	—	—
As reported	$35.7	$33.3	284.1	324.5
OTHER[1] - TRANSACTIONS
Pro forma and macro adjusted	$54.4	$50.2	12.3	12.1
Impact of acquisitions/dispositions	—	(1.1)	—	—
Impact of fuel prices/spread	—	—	—	—
Impact of foreign exchange rates	(1.7)	—	—	—
As reported	$52.7	$49.2	12.3	12.1

FLEETCOR CONSOLIDATED REVENUES
Pro forma and macro adjusted	$653.8	$579.8	Intentionally Left Blank
Impact of acquisitions/dispositions	3.8	5.1
Impact of fuel prices/spread	6.5	—
Impact of foreign exchange rates	(17.0)	—
As reported	$647.1	$585.0

* Columns may not calculate due to rounding.
[1]Other includes telematics, maintenance, and transportation related businesses.

Exhibit 6
RECONCILIATION OF NON-GAAP GUIDANCE MEASURES
(In millions, except per share amounts)
(Unaudited)

The following tables reconcile third quarter and full year 2019 financial guidance for net income to adjusted net income and adjusted net income per diluted share, at both ends of the range:

	Q3 2019 GUIDANCE
	Low*	High*
Net income	$215	$225
Net income per diluted share	$2.37	$2.48

Stock based compensation	17	17
Amortization of intangible assets, premium on receivables, deferred financing costs and discounts	57	57
Total pre-tax adjustments	74	74
Income tax impact of pre-tax adjustments at the effective tax rate	(18)	(18)
Adjusted net income	$270	$280
Adjusted net income per diluted share	$3.00	$3.10

Diluted shares	91	91

	2019 GUIDANCE
	Low*	High*
Net income	$865	$895
Net income per diluted share	$9.60	$9.90

Stock based compensation	65	65
Amortization of intangible assets, premium on receivables, deferred financing costs and discounts	222	222
Impairment of investment	16	16
Other	4	4
Total pre-tax adjustments	307	307
Income tax impact of pre-tax adjustments at the effective tax rate	(67)	(67)
Impact of investment sale on tax	$(65)	$(65)
Adjusted net income	$1,040	$1,070
Adjusted net income per diluted share	$11.53	$11.83

Diluted shares	90	90

* Columns may not calculate due to rounding.